Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of PPL Corporation and PPL Capital Funding, Inc. of our report dated February 3, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in the PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Philadelphia, Pennsylvania
October 20, 2003